                                                                     EXHIBIT 3.1

                             AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                              SOFTWARE.COM, INC.


     Software.com, Inc., a corporation organized and existing under the laws of the State of Delaware, does hereby certify:

     1. The name of the corporation is Software.com, Inc. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 17, 1999.

     2. This Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the corporation's Certificate of Incorporation as heretofore amended. The amendments and restatement herein set forth have been duly approved by the Board of Directors in accordance with Sections 242 and 245 of the General Corporation Law of Delaware and by the written consent of the stockholder of the corporation in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of Delaware.

     3. The text of the Certificate of Incorporation is hereby restated and further amended to read in its entirety as follows:

     FIRST:  The name of the corporation is Software.com, Inc. (the
"Corporation").

     SECOND: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The Corporation is authorized to issue two classes of shares to be designated respectively as Common Stock and Preferred Stock. The total number of shares of Common Stock this Corporation shall have authority to issue is 60,000,000, $0.001 par value per share, and the total number of shares of Preferred Stock this Corporation shall have authority to issue is 6,332,378, $0.001 par value per share. This Corporation is authorized to issue four series of Preferred Stock, the first of which shall be designated Series A Preferred Stock ("Series A Preferred") and shall consist of 1,587,302 shares, the second of which shall be designated Series B Preferred Stock ("Series B Preferred,") and shall consist of 1,789,279 shares, the third of which shall be designated Series C Preferred Stock ("Series C Preferred,") and shall consist of 1,329,781 shares and the fourth of which shall be designated Series D Preferred Stock (the "Series D Preferred") and shall consist of

1,626,016 shares. The Series A Preferred, the Series B Preferred, the Series C Preferred and the Series D Preferred shall be referred to herein collectively as the "Preferred Stock."

     The Corporation shall from time to time in accordance with the laws of the State of Delaware increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance shall not be sufficient to permit conversion of the Preferred Stock.

          The relative rights, preferences, privileges and restrictions granted to or imposed on the respective classes of the shares of capital stock or the holders thereof are as follows:

     A.  Dividends.  The holders of outstanding shares of Preferred Stock shall
         ---------
be entitled to receive, when and as declared by the Board of Directors, out of any assets at the time legally available therefor, a pro rata portion of any dividends paid on the Common Stock. Holders of Preferred Stock shall receive dividends based on the number of shares of Common Stock into which such share of Preferred Stock could be converted at the record date for determination of the stockholders entitled to such dividend. The right to receive dividends on shares of Preferred Stock shall not be cumulative, and no right to such dividends shall accrue to holders of Preferred Stock by reason of the fact that dividends on said shares are not declared or paid in any year.

     B.  Liquidation Preference.  In the event of any liquidation, dissolution,
         ----------------------
or winding up of the Corporation (or the deemed occurrence of such event pursuant to subsection B.5 below), either voluntary or involuntary, distributions to the stockholders of the Corporation shall be made in the following manner:

          1.  Series C and D Liquidation Preference.  The holders of the Series
              -------------------------------------
C Preferred and Series D Preferred shall be entitled to receive, prior to and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Series A Preferred, Series B Preferred or Common Stock by reason of their ownership of such stock, the amount of $5.15 per share for each share of Series C Preferred then held by them and the amount of $6.15 per share (plus any declared but unpaid dividends) for each share of Series D Preferred then held by them (in each case, the "Preferred Preferential Amount"), adjusted for any combinations, consolidations, or stock distributions or dividends with respect to such shares. If upon the occurrence of such liquidation event, the assets and funds distributed among the holders of the Series C Preferred and Series D Preferred shall be insufficient to permit the payment to such holders of their full aforesaid Preferred Preferential Amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series C Preferred and Series D Preferred in proportion to the full aforesaid Preferred Preferential Amount to which each holder is entitled.

          2.  Series A and B Liquidation Preference.  After payment of the
              -------------------------------------
aforesaid Preferred Preferential Amounts to the holders of the Series C Preferred and Series D Preferred, the holders of the Series A Preferred and Series B Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership of such stock, the amount of $3.15 per share for each share of Series A Preferred then held by them and the amount of $4.15 per share for each share of Series B Preferred then held by them (in each case, the "Preferred Preferential Amount"), adjusted for any combinations, consolidations, or stock distributions or dividends with respect to such shares. If upon the occurrence of such liquidation event, the assets and funds distributed among the holders of the Series A Preferred and Series B Preferred shall be insufficient to permit the payment to such holders of their full aforesaid Preferred Preferential Amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred and Series B Preferred in proportion to the full aforesaid Preferred Preferential Amount to which each holder is entitled.

          3.  Distribution after Payment of Preferred Liquidation Preferences.
              ---------------------------------------------------------------
After payment has been made to the holders of the Preferred Stock of the full preferential amounts set forth in Sections B.1 and B.2 above, the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed solely to the holders of the Common Stock in a manner such that the remaining amount distributed to each holder of Common Stock shall equal the amount obtained by multiplying the entire assets and funds of the Corporation legally available for distribution hereunder by a fraction, the numerator of which shall be the number of shares of Common Stock then held by such holder, and the denominator of which shall be the total number of shares of Common Stock then outstanding.

          4.  Shares not Treated as Both Preferred Stock and Common Stock in any
              ------------------------------------------------------------------
Distribution.  Shares of Preferred Stock shall not be entitled to be converted
------------
into shares of Common Stock in order to participate in any distribution, or series of distributions, as shares of Common Stock, without first foregoing participation in the distribution, or series of distributions, as shares of Preferred Stock.

          5.  Deemed Liquidation.  For purposes of this Section B, a merger or
              ------------------
consolidation of the Corporation with or into any other corporation or corporations, or the merger of any other corporation or corporations into the Corporation, in which consolidation or merger the stockholders of the Corporation receive distributions in cash or securities of another corporation or corporations as a result of such consolidation or merger and the stockholders of the Corporation receive in such consolidation or merger less than fifty percent (50%) of the voting equity securities of the successor or surviving corporation, or a sale or other disposition of all or substantially all of the assets of the Corporation, shall be treated as a liquidation, dissolution or winding up of the Corporation.

     C.  Voting Rights.  Except as otherwise required by law, each share of
         -------------
Common Stock issued and outstanding shall have one vote and each share of Preferred Stock issued and outstanding shall have the number of votes equal to the number of shares of Common Stock into which such share of Preferred Stock could be converted at the record date for determination of the stockholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited, such votes to be counted together with all other shares of stock of the Corporation having general voting power and not separately as a class. Holders of Common Stock and Preferred Stock shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation, except as otherwise provided herein.

     D.  Conversion.  The holders of the Preferred Stock shall have the
         ----------
following applicable conversion rights (the "Conversion Rights"):

          1.  Right to Convert.  Each share of Preferred Stock shall be
              ----------------
convertible, without the payment of any additional consideration by the holder thereof, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (i) in the case of the Series A Preferred, $3.15 by the Series A Conversion Price (as defined below) in effect at the time of conversion, or (ii) in the case of the Series B Preferred, $4.15 by the Series B Conversion Price (as defined below) in effect at the time of conversion, (iii) in the case of the Series C Preferred, $5.15 by the Series C Conversion Price (as defined below) in effect at the time of conversion, or (iv) in the case of the Series D Preferred, $6.15 by the Series D Conversion Price (as defined below) in effect at the time of conversion, in each case determined as hereinafter provided. The price at which shares of Common Stock shall be deliverable upon conversion of shares of Series A Preferred without the payment of any additional consideration by the holders thereof shall initially be $3.15 per share of Common Stock (the "Series A Conversion Price"). The price at which shares of Common Stock shall be deliverable upon conversion of shares of Series B Preferred without the payment of any additional consideration by the holders thereof shall initially be $4.15 per share of Common Stock (the "Series B Conversion Price"). The price at which shares of Common Stock shall be deliverable upon conversion of shares of Series C Preferred without the payment of any additional consideration by the holders thereof shall initially be $5.15 per share of Common Stock (the "Series C Conversion Price"). The price at which shares of Common Stock shall be deliverable upon conversion of shares of Series D Preferred without the payment of any additional consideration by the holders thereof shall initially be $6.15 per share of Common Stock (the "Series D Conversion Price", and together with the Series A Conversion Price, the Series B Conversion Price and the Series C Conversion price, "Conversion Prices," and each a "Conversion Price") Such initial Conversion Prices shall be subject to adjustment as hereinafter provided.

          2.  Automatic Conversion.
              --------------------

          (A) Each share of Series A Preferred shall automatically be converted into shares of Common Stock at the then effective Series A Conversion Price upon either (i) the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock to the public involving an aggregate offering price to the public of not less than $15,000,000 at a per share price for the Common Stock not less than $5.15 per share (subject to adjustment for any subdivisions, combinations or consolidations of the Common Stock from time to time) for the account of the Corporation (a "Qualifying IPO"), or (ii) the affirmative vote or the written consent of holders of not less than the majority of the then outstanding shares of Series A Preferred.

          (B) Each share of Series B Preferred shall automatically be converted into shares of Common Stock at the then effective Series B Conversion Price upon either (i) the closing of a Qualifying IPO or (ii) the affirmative vote or the written consent of holders of not less than the majority of the then outstanding shares of Series B Preferred.

           (C) Each share of Series C Preferred shall automatically be converted into shares of Common Stock at the then effective Series C Conversion Price upon either (i) the closing of a Qualifying IPO or (ii) the affirmative vote or the written consent of holders of not less than the majority of the then outstanding shares of Series C Preferred.

           (D) Each share of Series D Preferred shall automatically be converted into shares of Common Stock at the then effective Series D Conversion Price upon either (i) the closing of a Qualifying IPO or (ii) the affirmative vote or the written consent of holders of not less than the majority of the then outstanding shares of Series D Preferred.

           (E) In the event of the automatic conversion of any series of Preferred Stock upon a public offering as aforesaid, the person(s) entitled to receive the Common Stock issuable upon conversion of such Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities. Upon such automatic conversion, any declared and unpaid dividend shall be paid.

          3.  Mechanics of Conversion.  No fractional shares of Common Stock
              -----------------------
shall be issued upon conversion of the Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation at its election shall either (i) pay cash equal to such fraction multiplied by the then effective Conversion Price, as applicable, or (ii) issue one whole share of Common Stock for each fractional share to which the holder would otherwise be entitled.

     Before any holder of Preferred Stock shall be entitled to convert the same into full shares of Common Stock pursuant to Section D.1 above, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same; provided, however, that in the event of an automatic
                            --------  -------
conversion pursuant to Section D.2, the outstanding shares of Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent, and provided further that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless the certificates evidencing such shares of Preferred Stock are either delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. The Corporation shall, as soon as practicable following such delivery, issue and deliver at such office to such holder of Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid, together with a check, if applicable, payable to the holder in the amount of any cash amount payable as the result of any fractional share resulting from the conversion of the Preferred Stock into Common Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred

Stock to be converted, or in the case of automatic conversion on the date of closing of the offering or the effective date of the applicable vote or written consent, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

          4.  Adjustments to Conversion Prices for Diluting Issues.
              ----------------------------------------------------

               (A)  Special Definitions.  For purposes of this subsection D.4,
                   -------------------
the following definitions shall apply:

                    (1) "Option" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                    (2) "Series A Original Issue Date" shall mean the date on which the Series A Preferred was first issued.

                    (3) "Series B Original Issue Date" shall mean the date on which the Series B Preferred was first issued.

                    (4) "Series C Original Issue Date" shall mean the date on which the Series C Preferred was first issued.

                    (5) "Series D Original Issue Date" shall mean the date on which the Series D Preferred was first issued.

                    (6) "Convertible Securities" shall mean any evidence of indebtedness, shares (other than Common Stock or Preferred Stock) or other securities convertible into or exchangeable for Common Stock.

                    (7) "Additonal Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to Section D.4(C), deemed to be issued) by the Corporation after the applicable Original Issue Date, other than shares of Common Stock issued or issuable:

                         (a) upon conversion of shares of the Preferred Stock;

                         (b) as a dividend or distribution on the Preferred
               Stock or any event for which adjustment is made pursuant to subparagraph D.4(F) hereof;

                         (c) upon exercise, conversion or exchange of Options or
               Convertible Securities outstanding as of the Series D Original Issue Date;

                         (d) to officers or employees of, or consultants to, the
               Corporation pursuant to a stock grant, option plan or purchase plan or other employee stock incentive program (collectively, the
               "Plans") approved by the Board of Directors; or

                         (e) by way of dividend or other distribution on shares
               of Common Stock excluded from the definition of Additional Shares of Common Stock by the foregoing clause(s) (a), (b), (c) (d) or this clause (e).

               (B) No Adjustment of Conversion Prices. No adjustment in the
                   ----------------------------------
number of shares of Common Stock into which a series of Preferred Stock is convertible shall be made, by adjustment in the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price or the Series D Conversion Price, as the case may be, in respect of the issuance of Additional Shares of Common Stock or otherwise, unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the respective Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Share of Common Stock.

               (C) Deemed Issuances of Additional Shares of Common Stock.
                   -----------------------------------------------------

                   (1) Options and Convertible Securities. In the event the
                       ----------------------------------
Corporation at any time or from time to time after the Series D Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in the case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                         (a) no further adjustment in the Conversion Price for
               such series of Preferred Stock shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                         (b) if such Options or Convertible Securities by their
               terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or decrease or increase in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price for such series of Preferred Stock computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                         (c) upon the expiration of any such Options or any
               rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price for such series of Preferred Stock computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon shall, upon such expiration, be recomputed as if:

                             1. in the case of Convertible Securities or Options
               for Common Stock, only the Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of such exercised Options plus the consideration actually received by the Corporation upon such exercise or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

                             2. in the case of Options for Convertible
               Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of such exercised Options, plus the consideration deemed to have been received by the Corporation (determined pursuant to subsection D.4(E)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                         (d) no readjustment pursuant to clause (b) or (c) above
               shall have the effect of increasing the Conversion Price for a series of Preferred Stock to an amount which exceeds the lower of
               (i) the Conversion Price for such series of Preferred Stock on the original adjustment date, or (ii) the Conversion Price for such series of Preferred Stock that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;

                         (e) in the case of any Options which expire by their
               terms not more than 30 days after the date of issue thereof, no adjustment of the Conversion Price for a series of Preferred Stock shall be made until the expiration or exercise of all such Options issued on the same date, whereupon such adjustment shall be made in the same manner provided in clause (c) above; and

                         (f) if such record date shall have been fixed and such
               Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Conversion Price for such series of Preferred Stock which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Price for such series of Preferred Stock shall be adjusted pursuant to this subsection D.4(C) as of the actual date of their issuance.

                    (2) Stock Dividends, Stock Distributions and Subdivisions.
                        -----------------------------------------------------
In the event the Corporation at any time or from time to time after the Series D Original Issue Date shall declare or pay any dividend or make any other distribution on the Common Stock payable in Common Stock, or effect a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then and in any such event, Additional Shares of Common Stock shall be deemed to have been issued:

                         (a) in the case of any such dividend or distribution,
               immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend or distribution; or

                         (b) in the case of any such subdivision, at the close
               of business on the date immediately prior to the date upon which such corporate action becomes effective.

     If such record date shall have been fixed and such dividend shall not have been paid on the date fixed therefor, the adjustment previously made in the Conversion Price for such series of Preferred Stock which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Price for such series of Preferred Stock shall be adjusted pursuant to this subsection D.4(C) as of the time of actual payment of such dividend.

          (D) Adjustment of Conversion Price Upon Issuance of Additional Shares
              -----------------------------------------------------------------
of Common Stock.  In the event the Corporation shall issue Additional Shares of
---------------
Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to subsection D.4(C), but excluding Additional Shares of Common Stock issued pursuant to subsection D.4(C)(2), which event is dealt with in subsection D.4(F) hereof), without consideration or for a consideration per share less than the Conversion Price for a series of Preferred Stock in effect on the date of and immediately prior to such issue, then and in such event, the Conversion Price(s) for such series of Preferred Stock shall be reduced, concurrently with such issue, to prices (calculated to the nearest cent) determined by multiplying the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price or the Series D Conversion Price, as the case may be, by a fraction (x) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue, plus (2) the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the applicable Series A Conversion Price, Series B Conversion

Price, Series C Conversion Price or Series D Conversion Price, as the case may be, and (y) the denominator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of such Additional Shares of Common Stock so issued; provided that for the purposes of this subsection D.4(D), all shares of Common Stock issuable upon exercise, conversion or exchange of outstanding Options or Convertible Securities, as the case may be, shall be deemed to be outstanding, and immediately after any Additional Shares of Common Stock are deemed issued pursuant to subsection D.4(C) above, such Additional Shares of Common Stock shall be deemed to be outstanding, and provided further that the Conversion Price for such series of Preferred Stock shall not be so reduced at such time if the amount of such reduction would be an amount less than $0.01, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or more.

               (E)  Determination of Consideration. For purposes of this
                    ------------------------------
subsection D.4, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                    (1) Cash and Property.  Such consideration shall:
                        -----------------

                         (a) insofar as it consists of cash, be computed at the
               aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends and except for underwriting and similar commissions, compensation or concessions paid or allowed in connection with such sale;

                         (b) insofar as it consists of property other than cash,
               be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                         (c) in the event Additional Shares of Common Stock are
               issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (b) and (c) above, as determined in good faith by the Board of Directors.

                    (2)  Options and Convertible Securities. The consideration
                         ----------------------------------
per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to subsection D.4(C)(1), relating to Options and Convertible Securities, shall be determined by dividing

                         (a) the total amount, if any, received or receivable by
               the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                         (b) the maximum number of shares of Common Stock (as
               set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

          (F) Adjustments for Subdivisions, Combinations or Consolidation of
              --------------------------------------------------------------
Common Stock.  In the event the outstanding shares of Common Stock shall be
------------
subdivided (by stock split or otherwise) into a greater number of shares of Common Stock, the Conversion Price for a series of Preferred Stock then in effect shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price for such series of Preferred Stock then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

          (G) Adjustments for Other Distributions. In the event the Corporation
              -----------------------------------
at any time or from time to time makes, or fixes a record date for the determination of holders of Common Stock entitled to receive any distribution payable in securities of the Corporation other than shares of Common Stock and other than as otherwise adjusted in this Section D.4, then and in each such event, provision shall be made so that the holders of Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation which they would have received had their Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section D.4 with respect to the rights of the holders of the Preferred Stock.

          (H) Adjustments for Reclassification, Exchange and Substitution.  If
              -----------------------------------------------------------
the Common Stock issuable upon conversion of the Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), the Conversion Price for such series of Preferred Stock then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Preferred Stock immediately before that change.

      (I) Reorganization, Mergers, Consolidations, or Sales of Assets.
          -----------------------------------------------------------
Subject to Section B hereof, if at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification, or exchange of shares provided for elsewhere in this Section D) or a merger or consolidation of this Corporation with or into another corporation, or the sale of all or substantially all of this Corporation's properties and assets to any other person, then, as a part of such reorganization, merger, consolidation, or sale, provision shall be made so that the holders of the Preferred Stock shall thereafter be entitled to receive upon conversion of the Preferred Stock held by them, the number of shares of stock or other securities or property of this Corporation, or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock deliverable upon conversion would have been entitled upon such capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section D with respect to the rights of the holders of the Preferred Stock after the reorganization, merger, consolidation, or sale to the end that the provisions of this Section D (including adjustment of the Conversion Price for such series of Preferred Stock then in effect and the number of shares purchasable upon conversion of the Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

          5.  No Impairment.  The Corporation will not, by amendment of its
              -------------
Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section D and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment.

          6.  Certificate as to Adjustments.  Upon the occurrence of each
              -----------------------------
adjustment or readjustment of the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price or the Series D Conversion Price, as the case may be, pursuant to this Section D, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of such series of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price for such series of Preferred Stock at the time in effect, and
(iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such series of Preferred Stock.

          7.  Notices of Record Date.  In the event of any taking by the
              ----------------------
Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Corporation shall mail to each holder of Preferred Stock at least ten (10) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

          8.  No Reissuance of Preferred Stock.  No share or shares of Preferred
              ---------------------------------
Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued.

     E.  Redemption.
         ----------

          1. If a Qualifying IPO has not occurred prior to January 3, 2000, then during the period beginning on such date and ending January 4, 2003 (the "Redemption Period"), to the extent that shares of Series A Preferred or Series B Preferred have not been redeemed or converted prior to such date, the holders of a majority of the Series A Preferred may request in writing that the Corporation redeem shares of Preferred Stock at the Redemption Price(s) specified in section E.3 below (a "Series A Redemption Request"). Upon receipt of a Series A Redemption Request, the Corporation shall give prompt written notice thereof to the holders of the Series B Preferred. Within 30 days of the receipt of such notice, the holders of a majority of the Series B Preferred may elect to join such Series A Redemption Request by written notice to the Company. As soon as practicable after such 30 day period has expired, the Corporation shall redeem shares of Preferred Stock in the following manner:

          (A) First Series A Redemption Request.  Upon the first Series A
              ---------------------------------
Redemption Request, if the holders of the Series B Preferred elect to join such Series A Redemption Request, the Corporation shall redeem (i) 1/3 of the shares of the Series A Preferred held by all holders as of such date; and (ii) 1/3 of the shares of the Series B Preferred held by all holders as of such date, from any source of funds legally available therefor.

              (1) If the holders of the Series B Preferred do not elect to join the first Series A Redemption Request, (i) the Corporation shall redeem all of the shares of the Series A Preferred held by all holders as of such date from any source of funds legally available therefor, and (ii) the right to request a subsequent redemption of the Series B Preferred shall become exercisable by the holders of a majority of the Series B Preferred (a "Series B Redemption Request") in accordance with Section E.1(D) below.

          (B) Second Series A Redemption Request.  After a period of one year
              ----------------------------------
has elapsed from the first Series A Redemption Request, and upon a second Series A Redemption Request, the Corporation shall redeem (i) 1/2 of the remaining shares of the Series A Preferred held by all holders as of such date; and (ii) if the holders of the Series B Preferred elect to join the second Series A Redemption Request, 1/2 of the shares of the Series B Preferred held by all holders as of such date, from any source of funds legally available therefor.
If the holders of the Series B Preferred do not elect to join the second Series A Redemption Request, the Corporation shall redeem all of the remaining shares of the Series A Preferred held by all holders as of such date from any source of funds legally available therefor.

          (C) Third Series A Redemption Request.  After a period of one year has
              ---------------------------------
elapsed from the second Series A Redemption Request, and upon a third Series A Redemption Request, the Corporation shall redeem (i) the remaining shares of the Series A Preferred held by all holders as of such date; and (ii) if the holders of the Series B Preferred elect to join the third Series A Redemption Request, the remaining shares of the Series B Preferred held by all holders as of such date, from any source of funds legally available therefor.

          (D) Series B Redemption Request.   The Series B Redemption Request
              ---------------------------
shall become exercisable by the holders of a majority of Series B Preferred beginning six (6) months after the Series A Preferred has been redeemed pursuant to Section E.1(a)(1)(i) above. Upon a Series B Redemption Request, the Corporation shall redeem 1/2 of the shares of the Series B Preferred held by all holders as of such date from any source of funds legally available therefor. After a period of six (6) months has elapsed from the first Series B Redemption Request, and upon a second Series B Redemption Request, the Corporation shall redeem all of the remaining shares of the Series B Preferred held by all holders as of such date from any source of funds legally available therefor.

          (E) The Corporation shall have no obligation to redeem shares of Preferred Stock after the expiration of the Redemption Period. The Corporation shall have no obligation to redeem any shares of Series C Preferred or Series D Preferred at any time.

               2. The Corporation shall effect all redemption(s) pro rata among the holders of the Series A Preferred and Series B Preferred based upon the number of shares of such series then held by each holder.

               3. The redemption price (the "Series A Redemption Price") for each share of Series A Preferred repurchased shall be equal to $3.15 plus any declared but unpaid dividends and a redemption premium equivalent to interest at the rate of ten percent (10%) per annum from the Series A Original Issue Date, compounded annually. The redemption price (the "Series B Redemption Price," and along with the Series A Redemption Price, a "Redemption Price") for each share of Series B Preferred repurchased shall be equal to $4.15 plus any declared but unpaid dividends.

               4. In the event insufficient funds are available to redeem all shares of Series A Preferred or Series B Preferred to be redeemed pursuant to any Series A or Series B Redemption Request, the available funds shall be allocated as between the redemption of Series A Preferred and Series B Preferred such that an equal fraction of the total outstanding shares of each series is redeemed. After such allocation has occurred, the Corporation shall effect such redemption(s) pro rata among the holders of each series based upon the number of shares of such series then held by each holder.

     F.   Protective Provisions.
          ---------------------

          1. Unless otherwise required by applicable law, so long as any shares of Series A Preferred are outstanding, this Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of the Series A Preferred, voting as a class:

          (A) amend or repeal any provision of, or add any provision to, this Corporation's Certificate of Incorporation if such action would adversely alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series A Preferred;

          (B) authorize or issue any shares of any class or series of stock (or reclassify any existing class or series of stock) or any securities convertible into shares of any class or series of stock having any preference or priority as to dividend, redemption, voting or conversion rights, liquidation preferences, or otherwise, on a parity with or superior to any such preference or priority to which the Series A Preferred is entitled hereunder;

          (C) increase or decrease the authorized number of shares of Preferred Stock or the number of shares of any series of Preferred Stock;

          (D) effect any transaction or series of related transactions in which more than 50% of the Corporation's voting power is transferred or any sale or other conveyance of all or substantially all of the assets of the Corporation and in which transaction or series of transactions the holders of Common Stock would receive consideration at a price per share less than the Series A Conversion Price in effect as of such date;

               (E) declare or pay any dividend with respect to any shares of Common Stock or Preferred Stock; or

               (F) do any act or thing which would result in taxation of the holders of Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended.

          2. Unless otherwise required by applicable law, so long as any shares of Series B Preferred or Series C Preferred are outstanding, this Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of the Series B Preferred and Series C Preferred voting together as a class:

               (A) amend or repeal any provision of, or add any provision to, this Corporation's Certificate of Incorporation if such action would adversely alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series B Preferred or Series C Preferred;

               (B) authorize or issue any shares of any class or series of stock (or reclassify any existing class or series of stock) or any securities convertible into shares of any class or series of stock having any preference or priority as to dividend, redemption, voting or conversion rights, liquidation preferences, or otherwise, on a parity with or superior to any such preference or priority to which the Series B Preferred or Series C Preferred is entitled hereunder;

               (C) increase or decrease the authorized number of shares of Preferred Stock or the number of shares of any series of Preferred Stock;

          (D) effect any transaction or series of related transactions in which more than 50% of the Corporation's voting power is transferred or any sale or other conveyance of all or substantially all of the assets of the Corporation and in which transaction or series of transactions the holders of Common Stock would receive consideration at a price per share less than the Series B Conversion Price in effect as of such date;

          (E) declare or pay any dividend with respect to any shares of Common Stock or Preferred Stock; or

          (F) do any act or thing which would result in taxation of the holders of Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended.

              3. Unless otherwise required by applicable law, so long as any shares of Series D Preferred are outstanding, this Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least 2/3 of the then outstanding shares of the Series D Preferred, voting as a class.

          (A) amend or repeal any provision of, or add any provision to, this Corporation's Certificate of Incorporation if such action would adversely alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series D Preferred;

          (B) authorize or issue any shares of any class or series of stock (or reclassify any existing class or series of stock) or any securities convertible into shares of any class or series of stock having any preference or priority as to dividend, redemption, voting or conversion rights, liquidation preferences, or otherwise, on a parity with or superior to any such preference or priority to which the Series D Preferred is entitled hereunder;

          (C) increase or decrease the authorized number of shares of Preferred Stock or the number of shares of any series of Preferred Stock;

          (D) effect any transaction or series of related transactions in which more than 50% of this Corporation's voting power is transferred or any sale or other conveyance of all or substantially all of the assets of the Corporation and in which transaction or series of transactions the holders of Common Stock would receive consideration at a price per share less than the Series D Conversion Price in effect as of such date;

          (E) declare or pay any dividend with respect to any shares of Common Stock or Preferred Stock; or

          (F) do any act or thing which would result in taxation of the holders of Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended."

     FIFTH:  The Corporation is to have perpetual existence.

     SIXTH: The election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

     SEVENTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, alter, amend or repeal the Bylaws of the Corporation.

     EIGHTH: To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

          The Corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer, employee or agent of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer, employee or agent at the request of the Corporation or any predecessor to the Corporation.

          Neither any amendment nor repeal of this Article, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

     NINTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the laws of the State of Delaware) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

     TENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred herein are granted subject to this reservation.

4. The foregoing amendment of the Certificate of Incorporation was duly approved as of April 23, 1999 by a vote of the holder of the outstanding shares of the Company's Common Stock in accordance with Section 242(b) of the Delaware General Corporation Law.

          THE UNDERSIGNED, being the Chief Executive Officer of the Company, does hereby declare and certify that this is his act and deed and the facts herein stated are true, and accordingly, has hereunto set his hand this 14th day of May, 1999.



                                       SOFTWARE.COM, INC.

                                       /s/ John L. MacFarlane,
                                       ______________________________
                                       John L. MacFarlane,
                                       Chief Executive Officer


Attest:


/s/ Craig Shelburne
___________________________________
Craig Shelburne, Secretary